EXHIBIT (g)(3)
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            Transcripts of Telephone Messages to Potential Investors

NOTE TO EDGAR USERS:

THE FOLLOWING DOES NOT CONSTITUTE AN OFFER TO PURCHASE ANY SECURITIES OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, PURSUANT TO THE EXCHANGE OFFERS OR OTHERWISE. THE OFFERS TO EXCHANGE PREFERRED SHARES FOR INTERESTS ARE MADE SOLELY BY THE PROSPECTUS AND LETTERS OF TRANSMITTAL RELATING TO THE OFFERS, WHICH CONTAIN THE FULL TERMS AND CONDITIONS OF THE OFFERS, INCLUDING DETAILS OF HOW THE OFFERS MAY BE ACCEPTED. BERKSHIRE INCOME REALTY HAS FILED TENDER OFFER STATEMENTS CONTAINING THE PROSPECTUS AND OTHER RELATED DOCUMENTATION. FREE COPIES OF THE TENDER OFFER STATEMENTS ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV. INTEREST HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENTS AND THE PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

                                  INBOUND CALLS

Thank you for calling the Krupp Funds Group information line. My name is_______________.

May I please have your account number? How can I help you?

(ANSWER SHAREHOLDER QUESTIONS. REFER TO Q&A, PROSPECTUS AND WWW.KRUPPFUNDS.COM)

(IF THE FOLLOWING HAS NOT ALREADY BEEN COVERED, PLEASE EXPLAIN TO CALLER):

You will / have receive(d) a package containing our exchange offer for our new preferred stock, which will pay a 9% dividend and will offer daily liquidity, a feature not currently available to you. Are you aware that you will be receiving decreasing amounts of regular dividends from your Fund and that your Fund will liquidate?

(ANSWER CALLER'S FOLLOW-UP QUESTIONS)

To accept the offer, all you have to do is read the prospectus, and sign the Letter of Transmittal and return it in the supplied envelope.

(IF THE SHAREHOLDER HAS NOT INDICATED AT THIS POINT IN TIME WHETHER THEY WILL BE PARTICIPATING OR NOT, ASK...)

George & Douglas Krupp are interested in getting your feedback as to whether you intend to participate in the offer?

IF YES - Great, thank you for your time and have a nice day/evening.

IF NO - In the interest of providing feedback to Krupp Funds Group may we ask why you will not be participating?

(BASED ON REASON GIVEN, PROVIDE RESPONSE FROM Q&A - E.G. FROM THE BENEFITS OF OFFER AND HIGHLIGHTS OF OFFER SECTIONS)

If you do have any other questions please call us please call us at 1-866-335-7877. From 9 a.m. to 8 p.m. EST Monday to Friday.

Thank you and have a nice day.

INFORMATION AGENTS MUST PROVIDE ANSWERS THAT ARE CONSISTENT WITH THE PROSPECTUS, PER THE TRAINING PRESENTATION. INFORMATION AGENTS MUST DECLINE TO ANSWER QUESTIONS THE ANSWERS TO WHICH FALL OUTSIDE THAT INFORMATION. IT IS IMPORTANT THAT NO NEW INFORMATION IS GIVEN TO INTEREST HOLDERS.

INFORMATION AGENTS MUST NOT COMMENT ON THE MERITS OF THE OFFERS, MUST NOT ADVISE INTEREST HOLDERS WHETHER TO ACCEPT OR NOT ACCEPT THE OFFERS AND MUST NOT PUT INTEREST HOLDERS UNDER ANY PRESSURE. ALL INTEREST HOLDERS MUST BE ENCOURAGED TO CONSULT THEIR PROFESSIONAL ADVISERS.

CALLERS WITH QUESTIONS OUTSIDE OF THE TRAINING PRESENTATION SHOULD BE REFERRED TO PHIL DARBY AT (617) 574-8374.

                                 OUTBOUND SCRIPT

Hello, may I please speak to ___________. This is _________ from Krupp Funds Group. I am calling you regarding your current investment in the _______________ Fund.

I'm calling to see if you have received the package concerning our exchange offer for our new preferred stock, which will pay a 9% dividend and will offer daily liquidity, a feature not currently available to you.

My main reason for calling today is to see if I may answer questions you have regarding this offer. I also wanted to make sure that you are aware that your Fund will liquidate, and that you will be receiving decreasing amounts of regular dividends from your Fund.

Do you have any questions that I can answer for you?

To accept the offer, all you have to do is read the prospectus, and sign the Letter of Transmittal and return it in the supplied envelope.

George & Douglas Krupp are interested in getting your feedback as to whether you intend to participate in the offer?

IF YES - Great, thank you for your time and have a nice day/evening.

IF NO - In the interest of providing feedback to Krupp Funds Group may we ask why you will not be participating?

(BASED ON REASON GIVEN, PROVIDE RESPONSE FROM Q&A - E.G. FROM THE BENEFITS OF OFFER AND HIGHLIGHTS OF OFFER SECTIONS)

If you do have any further questions please call us at 1-866-335-7877.

Thank you and have a nice day/evening.

INFORMATION AGENTS MUST PROVIDE ANSWERS THAT ARE CONSISTENT WITH THE PROSPECTUS, PER THE TRAINING PRESENTATION. INFORMATION AGENTS MUST DECLINE TO ANSWER QUESTIONS THE ANSWERS TO WHICH FALL OUTSIDE THAT INFORMATION. IT IS IMPORTANT THAT NO NEW INFORMATION IS GIVEN TO INTEREST HOLDERS.

INFORMATION AGENTS MUST NOT COMMENT ON THE MERITS OF THE OFFERS, MUST NOT ADVISE INTEREST HOLDERS WHETHER TO ACCEPT OR NOT ACCEPT THE OFFERS AND MUST NOT PUT INTEREST HOLDERS UNDER ANY PRESSURE. ALL INTEREST HOLDERS MUST BE ENCOURAGED TO CONSULT THEIR PROFESSIONAL ADVISERS.

CALLERS WITH QUESTIONS OUTSIDE OF THE TRAINING PRESENTATION SHOULD BE REFERRED TO PHIL DARBY AT (617) 574-8374.